EXHIBIT A TO

SUB-ADVISORY AGREEMENT

AMONG

DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC.;

ADVISORONE FUNDS;

AND

NEUBERGER BERMAN MANAGEMENT, INC.

Effective July 1, 2006, (or as instructed by the Adviser)

DUNHAM INTERNATONAL STOCK FUND Class C

Ticker: DCINX

DUNHAM INTERNATIONAL STOCK FUND Class N

Ticker: DNINX

FEE SCHEDULE / COMPENSATION

Base Fee

65 Basis Points (0.65%)

(one basis point “bp” equals one hundredth of one percent)

Fulcrum Fee

The performance fee of the fund will vary by up to +/-15 bps (0.15%) and shall be added to or subtracted from the base fee to arrive at the fulcrum fee.  The comparative index is the MSCI AC World ex. USA Index (the “Index”).  The performance fee will be derived from a comparison of the net return of the fund’s Class N shares to that of the Index.  The performance fee will increase/decrease by 1 bp (0.01%) for each 20 bps (0.2%) of outperformance/underperformance of the Index; i.e., the fee will increase/decrease by approximately 5% of the difference in performance.  There will be no adjustment from the base fee if the fund performs within the “null zone” defined as +/-30 bps (0.3%) relative to the benchmark. The lowest possible fee is 0.50% (0.65% base fee minus 0.15% performance fee) should the sub-adviser underperform the Index by 3.00%.  The highest possible fee is 0.80% (0.65% base fee plus 0.15% performance fee) should the sub-adviser outperform the Index by 3.00%.  For fund returns equal or within +/-30 bps (0.3% of the Index, the total fee will be the base fee of 0.65% (no performance fee added or subtracted).

In the first twelve months of this contract, the fulcrum/performance fee will be accrued daily, based on the Fund’s average daily net assets to date, and the performance of the Fund versus the Index to date, on the day of calculation.  However, no payment will be made until the end of the 12th month, when the accumulated fulcrum fee will be paid in a lump sum. net of the minimum monthly payments made in the first 12 months.  Beginning in the thirteenth month of this contract, and each subsequent month, the entire fulcrum fee will accrue daily and be paid monthly, based on the Fund’s average daily net assets, and performance against the Index, over the prior rolling 12-month period.

The Fee Table below illustrates how the fulcrum fee is calculated:

	Cumulative Twelve Month Return Versus Index	Performance Fee Adjustment		Total Sub-Advisory Fee Payable to Neuberger Berman Management, Inc.
3.00%	or more greater than index	Base Fee plus	0.15%	0.800%
2.90%	greater than index	Base Fee plus	0.15%	0.795%
2.80%	greater than index	Base Fee plus	0.14%	0.790%
2.70%	greater than index	Base Fee plus	0.14%	0.785%
2.60%	greater than index	Base Fee plus	0.13%	0.780%
2.50%	greater than index	Base Fee plus	0.13%	0.775%
2.40%	greater than index	Base Fee plus	0.12%	0.770%
2.30%	greater than index	Base Fee plus	0.12%	0.765%
2.20%	greater than index	Base Fee plus	0.11%	0.760%
2.10%	greater than index	Base Fee plus	0.11%	0.755%
2.00%	greater than index	Base Fee plus	0.10%	0.750%
1.90%	greater than index	Base Fee plus	0.10%	0.745%
1.80%	greater than index	Base Fee plus	0.09%	0.740%
1.70%	greater than index	Base Fee plus	0.09%	0.735%
1.60%	greater than index	Base Fee plus	0.08%	0.730%
1.50%	greater than index	Base Fee plus	0.08%	0.725%
1.40%	greater than index	Base Fee plus	0.07%	0.720%
1.30%	greater than index	Base Fee plus	0.07%	0.715%
1.20%	greater than index	Base Fee plus	0.06%	0.710%
1.10%	greater than index	Base Fee plus	0.06%	0.705%
1.00%	greater than index	Base Fee plus	0.05%	0.700%
0.90%	greater than index	Base Fee plus	0.05%	0.695%
0.80%	greater than index	Base Fee plus	0.04%	0.690%
0.70%	greater than index	Base Fee plus	0.04%	0.685%
0.60%	greater than index	Base Fee plus	0.03%	0.680%
0.50%	greater than index	Base Fee plus	0.03%	0.675%
0.40%	greater than index	Base Fee plus	0.02%	0.670%
0.31%	greater than index	Base Fee plus	0.02%	0.666%
0.30%	greater than index	Base Fee		0.650%
Even with Index		Base Fee		0.650%
0.30%	less than index	Base Fee		0.650%
0.31%	less than index	Base Fee less	0.02%	0.635%
0.40%	less than index	Base Fee less	0.02%	0.630%
0.50%	less than index	Base Fee less	0.03%	0.625%
0.60%	less than index	Base Fee less	0.03%	0.620%
0.70%	less than index	Base Fee less	0.04%	0.615%
0.80%	less than index	Base Fee less	0.04%	0.610%
0.90%	less than index	Base Fee less	0.05%	0.605%
1.00%	less than index	Base Fee less	0.05%	0.600%
1.10%	less than index	Base Fee less	0.06%	0.595%
1.20%	less than index	Base Fee less	0.06%	0.590%
1.30%	less than index	Base Fee less	0.07%	0.585%
1.40%	less than index	Base Fee less	0.07%	0.580%
1.50%	less than index	Base Fee less	0.08%	0.575%
1.60%	less than index	Base Fee less	0.08%	0.570%
1.70%	less than index	Base Fee less	0.09%	0.565%
1.80%	less than index	Base Fee less	0.09%	0.560%
1.90%	less than index	Base Fee less	0.10%	0.555%
2.00%	less than index	Base Fee less	0.10%	0.550%
2.10%	less than index	Base Fee less	0.11%	0.545%
2.20%	less than index	Base Fee less	0.11%	0.540%
2.30%	less than index	Base Fee less	0.12%	0.535%
2.40%	less than index	Base Fee less	-0.12%	0.530%
2.50%	less than index	Base Fee less	-0.13%	0.525%
2.60%	less than index	Base Fee less	-0.13%	0.520%
2.70%	less than index	Base Fee less	-0.14%	0.515%
2.80%	less than index	Base Fee less	-0.14%	0.510%
2.90%	less than index	Base Fee less	-0.15%	0.505%
3.00%	or more less than index	Base Fee less	-0.15%	0.500%

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first written above.

ADVISER

DUNHAM & ASSOCIATES INVESTMENT COUNSEL, INC.

By: ___________________________________________

Name: Jeffrey A. Dunham

Title: President

Date:

TRUST

ADVISORONE FUNDS

By: ___________________________________________

Name: W. Patrick Clarke

Title: President

Date:

SUB-ADVISER

NEUBERGER BERMAN MANAGEMENT, INC.

By: __________________________________________

Name: Robert Conti

Title: Vice President

Date: